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                                                                    EXHIBIT 10.3

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (the "First Amendment") is made and entered into as of July 27th, 2004 by and between Onyx Software Corporation, a Washington corporation (the "Corporation") and Brent Frei (the "Executive"). This First Amendment modifies the employment agreement originally executed between the parties on February 19th, 2004 (the "Employment Agreement") which is hereby incorporated by reference. In the event of any conflict between the Employment Agreement and the First Amendment, the terms of this First Amendment shall control. Capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive agree as follows:

1. Section 1(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

         Basic Rule. The Corporation agrees to continue to employ the Executive and the Executive agrees to continue to remain in employment with the Corporation in the capacity of Founder until the earliest of:

               (1)  The date of Executive's death; or

               (2) The date on when the Executives employment terminates pursuant to Subsection 9(b), (c), (d) or (e) below.

2. Any notice requirements of the Corporation's Board of Directors shall be deemed effective if such notice is provided by the Corporation's Chief Executive Officer ("CEO"). Such notice requirements include without limitation those contemplated in Sections 1(b) and 1(c).

3. Section 1(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

         Termination for Cause. The Corporation may terminate the Executive's employment at any time (without prior notice) for Cause shown. For all purposes under this Agreement, "Cause" shall mean (1) a willful and continued failure, after written notice and an opportunity to cure, to perform the Executive's duties under this Agreement, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by the Executive that constitutes gross misconduct and that results in material harm to the Corporation, (3) a willful breach by the Executive of a material provision of this Agreement or (4) a material and willful violation of a federal or state law or regulation applicable to the business of the Corporation that results in material harm to the Corporation. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Corporation.

4. Section 2(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

         Position. The Corporation agrees to continue to employ the Executive for the term of employment under this Agreement in the position of Founder. The Executive shall be

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         a part of the Corporation's executive team and report directly to the
         Corporation's CEO and shall be given duties and responsibilities as dictated by the CEO.

5. Executive agrees that effective August 1, 2004, Executive's Base Compensation, as defined in Section 3 of the Employment Agreement, shall be reduced to $65,000.

6. Section 4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

         As a member of the Executive team, Executive will be eligible to participate in the Company's annual incentive compensation plan (the "Leveraged Compensation Plan"). Under such plan, Executive shall be eligible to earn up to a maximum of $160,000 annually. Payments made, if any, under the Leveraged Compensation Plan shall be based 100% of the achievement of the Corporation's designated financial and business goals under the terms and conditions of the Corporation's Leveraged Compensation Plan.


7. Section 9(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

         Qualifying Termination.  A Qualifying Termination occurs if:

               (1) The Corporation terminates the Executive's employment for any reason other than Cause or Disability; or

               (2) The Executive notifies the Corporation in writing that he will terminate his employment with the Corporation.

8. In the event severance payments are made to Executive under the provisions of Section 9(b) of the Employment Agreement, such payments shall be based on Executive's Base Compensation and target incentive bonus in the original Employment Agreement. For the avoidance of doubt, in this scenario, severance would be calculated using $250,000 as Base Compensation and the target incentive bonus would be calculated at 65% of the Base Compensation.

9. Save for as expressly provided above, all other terms and conditions of the Employment Agreement shall remain unchanged.

IN WITNESS HEREOF, each of the parties has executed this First Amendment, in the case of the Corporation by its duly authorized officer, as of July 27th, 2004.


ONYX SOFTWARE CORPORATION                   EXECUTIVE


By:  /s/ Janice P. Anderson                 By:      /s/ Brent Frei
     ---------------------------
     Janice P. Anderson                              Brent Frei